TRUST AGREEMENT

This TRUST AGREEMENT is entered into effective May 9, 2011 by and between Theresa Krystofiak as trustee ("Trustee"), and Transit Management Holding Corp., a Colorado corporation ("Transit Management Holding Corp.").

WITNESSETH

WHEREAS, Transit Management Holding Corp. has formed and organized as a wholly owned subsidiary Transit Management, Inc., a Colorado corporation("Transit Management, Inc. " or the "Company"); and

WHEREAS, Transit Management Holding Corp. was and is the beneficial owner of an aggregate of 2,222,520 shares of Transit Management, Inc. common stock (the "Transit Management, Inc. Shares"), which Transit Management, Inc. Shares correspond on a 1-for-10 basis with the total number of issued and outstanding shares of common stock of Transit Management Holding Corp.; and

WHEREAS, Transit Management Holding Corp. has agreed to effect a pro rata distribution in the nature of a stock dividend of the Transit Management, Inc. Shares to all shareholders of record of Transit Management Holding Corp. on May 9, 2011 (the "Shareholders" and the "Record Date," respectively); and

WHEREAS, in order to effect the distribution of the Transit Management, Inc. Shares to the Shareholders (the "Distribution"), Transit Management Holding Corp. has agreed to transfer the Transit Management, Inc. Shares to be held, in trust, for the benefit of the Shareholders.

NOW THEREFORE, in consideration of the premises and the covenants and agreements herein below set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Transfer of Stock to Trustee.

a)           Transit Management Holding Corp. shall transfer and assign to the Trustee the Transit Management, Inc. Shares which shares shall remain un-certificated. On receipt by the Trustee of the Shares and their transfer into the name of the Trustee, the Trustee shall hold them subject to the terms of this Agreement. The effective date of the transfer of the Transit Management, Inc. Shares to the Trustee shall be May 9, 2011. Certificates for stock of the Company transferred and delivered to the Trustee pursuant to this Agreement shall be surrendered by the Trustee to the Company and cancelled, and new certificates therefore shall be issued to and held by the Trustee in the name of "Theresa Krystofiak as Trustee."

b)           Trustee shall hold the Transit Management, Inc. Shares for the benefit of the Shareholders, pro rata; each of whose interest in the Transit Management, Inc. Shares shall hereafter be referred to as a "Trust Interest."

2.           Trust Certificates.

The pro rata interest of each Shareholder in and to the Transit Management, Inc. Shares held by the Trustee hereunder (the "Trust Interest") shall not be evidenced by a certificate but shall remain un-certificated.

3.           Failure of Distribution.

(a)           If for any reason the Distribution has not been consummated in accordance with all applicable legal requirements within 24 months of the date of this Agreement, then and in such event the Trustee shall be authorized to sell the Transit Management, Inc. Shares in any manner that the Trustee may determined, in his sole judgment, to be commercially reasonable. Disposition of the Transit Management, Inc. Shares may be made by public or private proceedings and may be made by way of one or more contracts. Sale or other disposition of the Transit Management, Inc. Shares may be made as a unit or in divisional interests in such shares. In each event, the method, manner, time, place and terms of such sale or other disposition shall be determined by the Trustee. In no event shall the Trustee be personally liable for any action taken or omitted to be taken under this Agreement provided that such commission or omission does not constitute willful misconduct or gross negligence.

(b)           From the proceeds of the sale, the Trustee shall pay the reasonable expenses of selling the Transit Management, Inc. Shares. The remaining proceeds of sale shall then be distributed to the registered holders of Trust Certificates, on the date of such distribution, or to the registered certificate holders at the close of business on the date fixed by the Trustee for the taking of a record to determine the certificate holders entitled to such distribution, in such manner as to distribute such net proceeds to the certificate holders ratably in accordance with the number of shares represented by their respective trust certificates,

4.           Term and Termination.

This Agreement shall terminate upon the earlier of (i) the completion by the Trustee of the Distribution of the Transit Management, Inc. Shares to the Transit Management Holding Corp. Shareholders, pro rata, in accordance with the filing of a registration statement under the Securities Act of 1933, as amended, or (ii) the completion by the Trustee of the sale or other disposition of the Transit Management, Inc. Shares in accordance with paragraph 4 and the distribution of the net proceeds derived from such sale to the Transit Management Holding Corp. Shareholders, pro rata,.

5.           Termination Procedure.

(a)           Upon the termination of this Agreement at any time, as hereinafter provided, the   Trustee, at such time as he/it may choose during the period commencing 20 days before and ending 20 days after such termination, shall mail written notice of such termination to the registered owners of the Trust Interests, at the addresses appearing on the Trustee's transfer books. After the date specified in any such notice (which date shall be fixed by the Trustee), the Trust Interests shall cease to have any effect, and their holders shall have no further rights under this Agreement other than to receive certificates for Transit Management, Inc. Shares or other property distributable under the terms hereof and upon the surrender of Trust Certificates, if issued.

(b)           Within 30 days after the termination of this Agreement, the Trustee shall deliver, to the registered holders of all Trust Interests, (1) certificates for the number of Transit Management, Inc. Shares represented thereby, upon the surrender thereof properly endorsed, such delivery to be made in each case at the Trustee's office; or (ii) payment in an amount equal to the registered holder' pro rata share of the net proceeds payable from the sale of the Transit Management, Inc. Shares.

(c)           At any time subsequent to 30 days after the termination of this Agreement, the Trustee may deposit with the Company stock certificates representing the number of Transit Management, Inc. Shares represented by the Trust interests then outstanding, with authority in writing to the Company to deliver such stock certificates in exchange for Trust Interests representing a like number of Transit Management, Inc. Shares. Upon such deposit all further liability of the Trustee for the delivery of such stock certificates and the delivery or payment of dividends shall cease, and the Trustee shall not be required to take any further action hereunder.

6.           Dividends.

(a)           Prior to the termination of this Agreement, the holder of each Trust Interest shall be entitled to receive payments equal to the cash dividends, if any, received by the Trustee upon a like number and class of shares of the Company's capital stock as is called for by each such Trust Interest. If any dividend in respect of the stock deposited with the Trustee is paid, in whole or in part, in the Company's stock having general voting powers, the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for stock which are received by him on account of such dividend. The holder of each Trust interest representing stock on which such stock dividend has been paid shall be entitled to receive a Trust Interest issued under this Agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such Trust Interest. Holders entitled to receive the dividends described above shall be those registered as such on the Trustee's transfer books at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its stock entitled to receive such dividends, or if the Trustee has fixed a date, as hereinafter in this paragraph provided; for the purpose of determining the holders of Trust Interests entitled to receive such payment or distribution., then registered as such at the close of business on the date so fixed by the Trustee.

(b)           If any dividend in respect of the stock deposited with the Trustee is paid other than in cash or in capital stock having general voting powers, then the Trustee shall distribute the same among the holders of Trust Interests registered as such at the close of business on the day fixed by the Trustee for taking a record to determine the holders of Trust Interests entitled to receive such distribution. Such distribution shall be made to such holders of Trust Interests ratably, in accordance with the number of shares represented by their respective Trust Interests.

(c)           The Trustee may temporarily close its transfer books for a period not exceeding 20 days prec6ding the date fixed for the payment or distribution of dividends or the distribution of assets or rights, or at any other time in the Trustee's discretion. In lieu of providing for the closing of the books against the transfer of Trust Interests, the Trustee may fix a date not exceeding 20 days preceding any date fixed by the Company for the payment or distribution of dividends, or for the distribution of assets or rights, as a record date for the determination of the holders of Trust Interests entitled to receive such payment or distribution. The holders of Trust Interests of record at the close of business on such date shall exclusively be entitled to participate in such payments or distribution.

(d)           In lieu of receiving cash dividends upon the capital stock of the Company and paying the same to the holders of Trust Interests pursuant to the provisions of this Agreement, the Trustee may  instruct the Company in writing to pay such dividends' to the holders of the Trust Interests. Upon receipt of such written instructions, the Company shall pay such dividends directly to the holders of the Trust Interests. Upon such instructions being given by the Trustee to the Company, and until revoked by the Trustee, all liability of the Trustee with respect to such dividends shall cease. The Trustee may at any time revoke such instructions and by written notice to the Company direct it to make dividend payments to the Trustee.

7.          Subscription Rights.

If any stock or other securities of the Company are offered for subscription to the holders of its capital stock deposited hereunder, the Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to each holder of the Trust Interests, Upon receipt by the Trustee, at least five days prior to the last day fixed by the Company for subscription and payment, of a request from any such registered holder of Trust Interests to subscribe in his behalf, accompanied with the sum of money required to pay for such stock or securities (not in excess of the amount subject to subscription in respect of the shares represented by the Trust Interest held by such certificate holder), the Trustee shall make such subscription and payment. Upon, receiving from the Company the certificates for shares or securities so subscribed for, the Trustee shall issue to such holder a Trust Interest in respect thereof if the shares or securities received have general voting powers. If, however, the shares or securities do not have general voting powers, the Trustee shall mail or deliver such securities to the certificate holder in whose behalf the subscription was made, or may instruct the Company to make delivery directly to the certificate holder entitled thereto.

8.   .       Dissolution of Company

In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights, or property to which the holders of the Company's capital stock deposited hereunder are entitled, and shall distribute the same among the registered holders of Trust Interests in proportion to their interests, as shown by the books of the Trustee. Alternatively, the Trustee may in his discretion deposit such moneys, securities, rights, or property with any Federally insured bank or trust company doing business in Colorado, with authority and instructions to distribute the same as above provided, and upon such deposit all further obligations or liabilities of the Trustee in respect of such moneys, securities, rights, or property so deposited shall cease.

9.          Reorganization of Company.

If the Company is merged into or consolidated with another corporation, or all or substantially all of its assets are transferred to another corporation, then in connection with such transfer the term "Company" for all purposes of this Agreement shall be deemed to include such successor corporation, and the Trustee shall receive and hold under this Agreement any stock of such successor corporation received on account of the ownership, as Trustee hereunder, of the stock held hereunder prior to such merger, consolidation, and transfer. Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation, or transfer may remain outstanding, or the Trustee may, in his discretion., substitute for such Trust Certificates new Trust Certificates in appropriate form, and the terms "stock" and "capital stock" as used herein shall be taken to include any stock which may be received by the Trustee in lieu of all or any part of the Company's capital stock,

10.         Powers of Trustee

(a)           Until the actual delivery to the holders of Trust Interests issued hereunder of stock certificates in exchange therefore, and until the surrender of any issued and outstanding Trust Certificates for cancellation, the Trustee shall have the right, subject to the provisions of this paragraph hereinafter set forth, to exercise, in person or by his nominees or proxies, all stockholders' voting rights and powers in respect of all stock deposited hereunder, and to take part in or consent to any corporate or stockholders' action of any kind whatsoever, The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of the Company's stockholders. Without limiting such general right, it is understood that such action or proceeding may include, upon terms satisfactory to the Trustee or to his nominees or proxies thereto appointed by him, mortgaging, creating a security interest ire and pledging of all or any part of the Company's property, the lease or sale of all or any part of its property, for cash, securities, or other property, and the dissolution of the Company, or its consolidation, merger, reorganization, or recapitalization.

(b)           In voting the stock held by him hereunder either in person or by his nominees or proxies, the Trustee shall exercise his best judgment to select suitable directors of the Company, and shall otherwise, insofar as he/it may as a stockholder of the Company, take such part or action in respect to the management of its affairs as he/it may deem necessary so as to be kept advised on the affairs of the Company and its management. In voting upon any matter that may come before him at any stockholders' meeting, the Trustee shall exercise like judgment. The Trustee, however, shall not be personally liable for any action taken pursuant to his vote or any act committed or omitted to be done under this Agreement, provided that such commission or omission does not amount to willful misconduct on his part and that he/it at all times exercises good faith in such. matters.

11.         Transfer of Trust Shares.

The Trust Interests of the Shareholders may not be sold, transferred or assigned by the holder thereof; except by operation of law.

12.         Liability of Trustee.

It is the intention of the parties that the Trustee has unfettered discretion to vote the Trust Shares as he or she deems appropriate. No Trustee shall be liable to Shareholder or any other person for any loss arising out of or in connection with his or her voting of any of the Trust Shares or any other action or inaction as Trustee hereunder, unless such loss was caused by his or her gross negligence or willful misconduct The Trustee may consult with counsel of his or her choice, and shall have full and complete authorization and protection for any action taken or suffered by the Trustee under this Agreement in food faith and in accordance with the opinion of such counsel.

13.         Resignation of Trustee.

(a)           The Trustee shall have the right to resign as Trustee hereunder at any time by notice to the Trust Interest holders, such resignation to be effective at such time as a successor Trustee accepts this Agreement pursuant to Section 13 (c).

(b)           In the event of the resignation or inability of the Trustee to serve for any reason, the successor to the Trustee shall be the person appointed by the Trustee to serve as successor to the Trustee. Should the Trustee cease to serve without having appointed a successor, the holders of Trust Interests shall hold a meeting within sixty (60) days after the death of the Trustee for the purpose of electing a successor, or as soon thereafter as practicable. Notice of such meeting shall be delivered to each Trust Interest holder not less than ten (10) days prior thereto. The successor to the Trustee shall be the person appointed by the affirmative vote of the holders of a majority of the then outstanding Trust Interests.

(c)           Any person appointed as a successor Trustee hereunder shall become a Trustee only upon written acceptance of this Agreement and the rights, powers, duties and obligations of the Trustee hereunder, and the delivery of such acceptance to the preceding Trustee (if then living) and the Trust Interest holders. Each successor Trustee shall have the same rights, powers, duties and obligations as the Trustee whom such successor succeeds.

14.         Compensation and Reimbursement of Trustee.

The Trustee shall serve without compensation. The Trustee shall have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents. attorneys, and counsel as he/it may deem necessary and proper to effectuate this Agreement. All such expenses or charges incurred by and due to the Trustee may be deducted from the dividends or other moneys or property received by him on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustee or successor Trustees, or incapacitate him or them from serving the Company or any of its subsidiaries as officer or director, or in any other capacity, and in any such capacity receiving compensation.

15.         Notice.

(a)           Unless otherwise specifically provided herein, any notice to or communication with the holders of the Trust Interests hereunder shall be deemed to be sufficiently given or made if enclosed in postpaid envelopes (regular not registered mail) addressed to such holders at their respective addresses appearing on the Trustee's transfer books, and deposited in any post office or post office box. The addresses of the holders of Trust Interests, as shown on the Trustee's transfer books, shall in all cases be deemed to be the addresses of Trust Interest holders for all purposes under this Agreement, without regard to what other or different addresses the Trustee may have for any Trust Interest holder on any other books or records of the Trustee. Every notice so given shall be effective, whether or not received, and the date of mailing shall be the date such notice is deemed given for all purposes.

(b)           Any notice to the Company hereunder shall be sufficient if enclosed in a postpaid envelope and sent by registered mail to the Company at such other address as the Company may designate by notice in writing to the Trustee.

(c)           Any notice to the Trustee hereunder may be enclosed in a postpaid envelope and sent by registered mail to the Trustee, addressed to him at such addresses as he/it may from time to time furnish in writing to the Company, and if no such address has been so furnished by the Trustee, then to him in care of the Company.

(d)           All distributions of cash, securities, or other property hereunder by the Trustee to the holders of Trust Interests may be made, in the Trustee's discretion, by mail (regular or registered mail, as the Trustee may deem advisable), in the same manner as hereinabove provided for the giving of notices to the holders of Trust Interests.

16.         Entire Agreement.

This Agreement supersedes all prior agreements between the parties relating to its subject matter. There are no other understandings or agreements between them concerning the subject matter. This Agreement may be amended or modified only in writing signed by all of the parties hereto.

17.         Non-Waiver.

No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

18.         Headings.

Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

17.         Governing Law.

This Agreement shall be construed in accordance with the laws of the State of Colorado.

18.         Fax/Counterparts.

This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

19.         Binding Effect.

The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

TRUSTEE:

Theresa Krystofiak

TRANSIT MANAGEMENT
HOLDING CORP.

By:
Chris Zueger, President